EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated January 31, 2011, in the Registration Statement (Form S-1/A No. 333-172028) and related Prospectus of Sensata Technologies Holding N.V. for the registration of its ordinary shares.

/s/ Ernst & Young

Boston, Massachusetts

February 16, 2011